UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2013

CAMPUS CREST COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34872	27-2481988
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation or organization)	Number)	Identification No.)

2100 Rexford Road, Suite 414
Charlotte, North Carolina		28211
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 496-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 3, 2013, Campus Crest Communities, Inc. (the “Company”) and its operating partnership, Campus Crest Communities Operating Partnership, LP (the “Operating Partnership”), entered into five separate Equity Distribution Agreements (the “Equity Distribution Agreements”) with each of Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Raymond James & Associates, Inc. and RBC Capital Markets, LLC (each, individually, an “Agent” and together, the “Agents”), pursuant to which the Company may sell common stock of the Company, par value $0.01 per share, having an aggregate gross sales price of up to $100,000,000 from time to time (the “Common Stock”) through the Agents as the Company’s sales agents.

Sales of the Common Stock made pursuant to the Equity Distribution Agreements, if any, may be made in negotiated transactions or by means of ordinary brokers’ transactions on the New York Stock Exchange (“NYSE”) at market prices, in block transactions, or as otherwise agreed by the applicable Agent and the Company. Each Agent will be entitled to compensation that will not exceed 2% of the gross sales price of all shares of Common Stock sold through it as agent under the applicable Equity Distribution Agreement.

The Company intends to contribute the net proceeds it receives from this offering to the Operating Partnership in exchange for common units of limited partnership interest in the Operating Partnership. The Operating Partnership intends to use such net proceeds for working capital and general corporate purposes, including without limitation the development and acquisition of student housing properties, and the reduction of debt. The Company may use a portion of the net proceeds from this offering to repay amounts outstanding under its revolving credit facility. Affiliates of Barclays Capital Inc., Citigroup Global Markets Inc., Raymond James & Associates, Inc. and RBC Capital Markets, LLC are lenders under the revolving credit facility. To the extent that the Company uses a portion of the net proceeds from this offering to reduce borrowings outstanding under its revolving credit facility, these affiliates will receive their proportionate shares of such portion of the net proceeds used to reduce amounts outstanding under the revolving credit facility.

The Equity Distribution Agreements contain customary representations, warranties and agreements of the Company and the Operating Partnership, indemnification rights and obligations of the parties and termination provisions. Copies of the Equity Distribution Agreements are filed as Exhibits 1.1, 1.2, 1.3, 1.4 and 1.5 to this Current Report on Form 8-K, and the descriptions of the material terms of the Equity Distribution Agreements in this Item 8.01 are qualified in their entirety by reference to such Exhibits, which are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Equity Distribution Agreement dated June 3, 2013, by and among the Company, the Operating Partnership and Robert W. Baird & Co. Incorporated

1.2	Equity Distribution Agreement dated June 3, 2013, by and among the Company, the Operating Partnership and Barclays Capital Inc.

1.3	Equity Distribution Agreement dated June 3, 2013, by and among the Company, the Operating Partnership and Citigroup Global Markets Inc.

1.4	Equity Distribution Agreement dated June 3, 2013, by and among the Company, the Operating Partnership and Raymond James & Associates, Inc.

1.5	Equity Distribution Agreement dated June 3, 2013, by and among the Company, the Operating Partnership and RBC Capital Markets, LLC

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Stock

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

Date: June 4, 2013	/s/ Donald L. Bobbitt, Jr.
Donald L. Bobbitt, Jr.
Executive Vice President, Chief Financial Officer and
Secretary

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EXHIBIT INDEX

Exhibit Number	Description
1.1	Equity Distribution Agreement dated June 3, 2013, by and among the Company, the Operating Partnership and Robert W. Baird & Co. Incorporated

1.2	Equity Distribution Agreement dated June 3, 2013, by and among the Company, the Operating Partnership and Barclays Capital Inc.

1.3	Equity Distribution Agreement dated June 3, 2013, by and among the Company, the Operating Partnership and Citigroup Global Markets Inc.

1.4	Equity Distribution Agreement dated June 3, 2013, by and among the Company, the Operating Partnership and Raymond James & Associates, Inc.

1.5	Equity Distribution Agreement dated June 3, 2013, by and among the Company, the Operating Partnership and RBC Capital Markets, LLC

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Stock

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

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